Exhibit 10.2

FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

This First Amendment to Employment Agreement (this “Amendment”) is dated as of January 30,  2019,  between Blueprint Medicines Corporation, a Delaware corporation (the “Company”), and Kathryn Haviland (the “Executive”).  Capitalized terms used and not defined herein shall have the meanings ascribed to such terms in the Employment Agreement (as defined below).    This Amendment is effective as of January 30, 2019 (the “Amendment Effective Date”).

WHEREAS, the Company and the Executive are parties to the Employment Agreement dated as of March 10, 2016  (the “Employment Agreement”); and

WHEREAS, the Company and the Executive desire to amend certain provisions of the Employment Agreement;

NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby confirmed, the Company and the Executive agree that the Employment Agreement is amended as follows:

1. Section 1(b) of the Employment Agreement shall be amended and restated as follows:

“Position and Duties.  The Executive shall serve as the Chief Operating Officer of the Company and shall have such powers and duties as may from time to time be prescribed by the Company’s Chief Executive Officer (“CEO”).  The Executive shall devote her full working time and efforts to the business and affairs of the Company. Notwithstanding the foregoing, the Executive may serve on other boards of directors, with the approval of the Board of Directors of the Company (the “Board”), or engage in religious, charitable or other activities as long as such services and activities are approved by the Board and do not materially interfere with the Executive’s performance of her duties to the Company as provided in this Agreement.”

2.        Section 2(a) of the Employment Agreement shall be amended and restated as follows:

“Base Salary.  Effective January 1, 2019, the Executive’s annual base salary shall be $431,830.  The Executive’s base salary shall be re-determined annually by the Board or the Compensation Committee of the Board (the “Compensation Committee”) and shall be subject to increase but not decrease while the Executive is serving in the Chief Operating Officer role. The annual base salary in effect at any given time is referred to herein as the “Base Salary.” The Base Salary shall be payable in a manner that is consistent with the Company’s usual payroll practices for senior executives.”

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3.       Section 2(b) of the Employment Agreement shall be amended and restated as follows:

“Incentive Compensation.   The Executive shall be eligible to receive cash incentive compensation as determined by the Board or the Compensation Committee from time to time. The Executive’s target annual incentive compensation shall be 40%  of her Base Salary (the “Target Incentive Compensation”) and shall be re-determined periodically by the Board or the Compensation Committee. To earn incentive compensation, the Executive must be employed by the Company on the day such incentive compensation is paid.”

4.       The Executive hereby gives her express written consent in this Amendment for the changes described herein.  Accordingly, the Executive acknowledges and agrees that the changes described herein shall not be the basis of a “Good Reason” trigger as defined in the Employment Agreement, and therefore the Executive shall not be eligible to resign for Good Reason as a result of any such changes or in connection with the negotiation, execution and delivery of this Amendment.

5.        To the extent that there is any inconsistency between the terms and conditions of this Amendment and the terms and conditions of the Employment Agreement, the terms and conditions of this Amendment shall prevail.

6.        The Executive hereby acknowledges that the terms of the Non-Solicitation, Non-Competition, Confidentiality and Assignment Agreement, dated as of December 11, 2015, by and between the Company and the Executive (the “Restrictive Covenant Agreement”) remain in full force and effect.

7.        This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be taken to be an original, but such counterparts shall together constitute one and the same document. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. Federal ESIGN Act of 2000) or other transmission method, and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

8.        Except as amended hereby, the Employment Agreement remains in full force and effect and the Employment Agreement, as amended, represents the entire agreement between the Executive and the Company, and there are no other agreements, written or oral, relating to the subject matter hereof, except the Restrictive Covenant Agreement, which remains in full force and effect.  All references in the Employment Agreement to “this Agreement” (including “hereof”,  “herein” and similar words or phrases) shall mean the Employment Agreement, as amended by this Amendment.

[Signature page follows.]

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IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the Amendment Effective Date.

BLUEPRINT MEDICINES CORPORATION

By:	/s/ Jeffrey Albers
Name:	Jeffrey Albers
Title:	President and Chief Executive Officer

EXECUTIVE

/s/ Kathryn Haviland
Kathryn Haviland

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